Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3
(Form Type)

AgroFresh Solutions, Inc.
Project Cloud Merger Sub, Inc.
Project Cloud Holdings, LLC
Paine Schwartz Food Chain Fund V, L.P.
Paine Schwartz Food Chain Fund V GP, L.P.
Paine Schwartz Food Chain Fund V GP, Ltd.
Paine Schwartz Food Chain Fund VI, L.P.
PSP AGFS Holdings, L.P.
Paine Schwartz Partners, LLC
(Exact Name of Registrant and Name of Persons Filing Statement)

Table 1 - Transaction Valuation

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fees to be Paid	$185,089,422.00	(1)	0.0001102	$20,397.00	(2)
Fees Previously Paid	$0			20,397.00
Total Transaction Valuation	$185,089,422.00
Total Fees Due for Filing				$0
Total Fees Previously Paid				20,397.00
Total Fee Offsets				20,397.00	(3)
Net Fee Due				$0

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		PREM 14A	001-36316	December 21, 2022		$20,397.00
Fee Offset Sources	AgroFresh Solutions, Inc.	PREM 14A	001-36316		December 21, 2022		$20,397.00

(1)
Aggregate number of securities to which transaction applies: As of November 11, 2022, the maximum number of securities of AgroFresh Solutions, Inc. (the “Company”) to which this transaction applies is estimated to be 61,696,474, which consists of (a) 53,052,352 shares of shares of the Company’s common stock, par value $0.0001 per share, entitled to receive the per share merger consideration of $3.00; (b) 1,554,909 shares of common stock underlying outstanding stock options, which are entitled to receive the per share merger consideration of $3.00 minus any applicable exercise price; (c) 41,250 shares of common stock underlying outstanding stock appreciation rights, which may be entitled to receive the per share merger consideration of $3.00 minus any applicable base price; (d) 2,026,646 shares of common stock underlying outstanding restricted stock units entitled to receive the per share merger consideration of $3.00; (e) 148,895 shares of common stock underlying outstanding phantom restricted stock units entitled to receive the per share merger consideration of $3.00; (f) a maximum of 4,048,320 shares of common stock underlying outstanding restricted stock units subject to performance-based vesting, which may be entitled to receive the per share merger consideration of $3.00 (assuming maximum achievement of all applicable performance conditions); (g) a maximum of 138,344 shares of common stock underlying outstanding phantom restricted stock units subject to performance-based vesting, which may be entitled to receive the per share merger consideration of $3.00 (assuming maximum achievement of all applicable performance conditions); (h) one share of Series A preferred stock, par value $0.0001 per share, entitled to receive the merger consideration of $3.00; and (i) 685,757 shares of common stock reserved for issuance pursuant to employee stock purchase plans.

(2)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purposes of calculating the filing fee, as of November 11, 2022, the underlying value of the transaction was calculated based on the sum (a) the product of 53,052,352 shares of common stock and the per share merger consideration of $3.00; (b) the product of 1,554,909 shares of common stock underlying outstanding stock options and the per share merger consideration of $3.00; (c) the product of 41,250 shares of common stock underlying outstanding stock appreciation rights and the per share merger consideration of $3.00; (d) the product of 2,026,646 shares of common stock underlying outstanding restricted stock units and the per share merger consideration of $3.00; (e) the product of 148,895 shares of common stock underlying outstanding phantom restricted stock units and the per share merger consideration of $3.00; (f) the product of 4,048,320 shares of common stock underlying outstanding restricted stock units subject to performance-based vesting and the per share merger consideration of $3.00 (assuming the restricted stock units vest at maximum achievement of all applicable performance conditions); (g) the product of 138,344 shares of common stock underlying outstanding phantom restricted stock units subject to performance-based vesting and the per share merger consideration of $3.00 (assuming the 138,344 shares are paid out at maximum achievement of all applicable performance conditions); (h) the product of the one share of Series A preferred stock and the merger consideration of $3.00; and (i) the product of 685,757 shares of common stock reserved for issuance pursuant to employee stock purchase plans and the per share merger consideration of $3.00. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001102.

(3)	The Company previously paid $20,397.00 upon the filing of its Preliminary Proxy Statement on Schedule 14A on December 21, 2022 in connection with the transaction reported hereby.